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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

     Company
The Board of Directors
Across Holding AB
Stockholm
November 9, 2001
Dear Sirs,

We consent to the inclusion of our report dated December 20, 2000, with respect to the consolidated balance sheet of Across Holding AB and subsidiaries as of December 31, 1999, and the related consolidated statements of income and cash flows for the year then ended, which report appears in the registration statement on Form F-3 of Sonera Corporation.

KPMG Bohlins AB

Lennart Elftman
Authorized Public Accountant

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CONSENT OF INDEPENDENT ACCOUNTANTS